UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), issued a press release announcing that Raphael W. Bostic has been elected to Freddie Mac’s Board of Directors (the Board), effective as of January 6, 2015. The Board of Directors has not yet determined to which Board committees Bostic will be appointed.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Bostic, age 48, is a leading real estate economist with extensive public policy, academic and research expertise. He has served as the Bedrosian Chair in Governance and Public Enterprise at the Sol Price School of Public Policy at the University of Southern California since 2012. Prior to that, he served as the Assistant Secretary for Policy Development and Research at the U.S. Department of Housing and Urban Development (HUD) from 2009 to 2012. In that Senate-confirmed position, Bostic was a principal advisor to the Secretary of HUD on policy and research. From 2001 to 2009, he served in various positions at the University of Southern California, including as a professor at the School of Policy, Planning, and Development.

Bostic will receive compensation as a non-executive director of Freddie Mac as described in the Report on Form 8-K filed by Freddie Mac on December 23, 2008.

Freddie Mac will enter into an indemnification agreement with Bostic, effective as of January 6, 2015. A copy of the form of indemnification agreement is attached as Exhibit 10.2 to Freddie Mac’s Report on Form 8-K filed on December 23, 2008 and is incorporated herein by reference. For a description of this indemnification agreement, see Freddie Mac’s Form 10-K filed on February 27, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 7, 2015, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: January 7, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated January 7, 2015, issued by Freddie Mac